EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form S-3 of our report dated February 28, 2025, with respect to the consolidated financial statements of P10, Inc..

/s/ KPMG LLP

Chicago, Illinois
February 28, 2025